Exhibit 10.01

SECURITY CAPITAL ASSURANCE LTD

Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

PURCHASE AGREEMENT

March 29, 2007

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
As Representatives of the several
   Initial Purchasers named in Schedule I attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

          Security Capital Assurance Ltd, a Bermuda limited company (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), an aggregate of 250,000 Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares, having a liquidation preference of $1,000 per share (the “Preference Shares”). The Preference Shares will have terms and provisions that are summarized in the Offering Memorandum (as defined below). This is to confirm the agreement concerning the purchase of the Preference Shares from the Company by the Initial Purchasers.

          1.           Purchase and Resale of the Preference Shares. The Preference Shares will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated March 26, 2007 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Preference Shares omitted from the Preliminary Offering Memorandum and an offering memorandum, dated March 29, 2007 (the “Offering Memorandum”), setting forth information regarding the Company, the Preference Shares and the Exchange Preference Shares (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the

Preference Shares by the Initial Purchasers. “Applicable Time” means 6:45 p.m. (New York City time) on the date of this Agreement.

          Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Preference Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

‘‘THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH

SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRANSFER AGENT AND REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

          You have advised the Company that you will make offers (the “Exempt Resales”) of the Preference Shares purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”) and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as the (“Eligible Purchasers”). You will offer the Preference Shares to Eligible Purchasers initially at a price equal to 100.00% of liquation preference. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Preferred Shares will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the “Registration Rights Agreement”) between the Company and the Initial Purchasers to be dated April 5, 2007 (the “Closing Date”), for so long as such Preferred Shares constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Company’s Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares (the “Exchange Preference Shares”) to be offered in exchange for the Preference Shares. Such portion of the offering is referred to as the “Exchange Offer.”

          2.           Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees as follows:

                       (a)           When the Preference Shares are issued and delivered pursuant to this Agreement, such Preference Shares will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange registered or that are quoted in a United States automated inter-dealer quotation system.

                       (b)           Assuming that your representations and warranties in Section 3(b) are true, the purchase and resale of the Preference Shares pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Preference Shares.

                       (c)           No form of general solicitation or general advertising was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) with respect to Preference Shares sold outside the United States to Non-U.S. Persons, by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

                       (d)           Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                       (e)           The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial

Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company is contemplated.

                       (f)           The Pricing Disclosure Package (including the documents incorporated by reference) did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein.

                       (g)           The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein.

                       (h)           The Company has not made any offer to sell or solicitation of an offer to buy the Preference Shares that would constitute a “free writing prospectus” (if the offering of the Preference Shares were made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule III.

                       (i)           The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                       (j)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, which loss or interference would have a Material Adverse Effect (as defined below) or would reasonably be expected to have a prospective Material Adverse Effect; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, there has not been any change in the share capital (other than changes resulting from the exercise of options or the conversions of warrants or securities which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of securities) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

                       (k)           The Company has been duly incorporated and is validly existing as a limited company in good standing under the laws of Bermuda, with full power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified in any such jurisdiction or to have any such power or authority would not have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                       (l)           The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum and all of the issued Preference Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum under “Description of the Preference Shares.”

                       (m)         The Preference Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable and will conform to the description of the Preference Shares contained in the Pricing Disclosure Package and the Offering Memorandum under “Description of the Preference Shares”; the shareholders of the Company have no preemptive or similar rights with respect to the Preference Shares to be issued and sold by the Company hereunder and no shareholder consents are required in connection with the Company’s issuance and sale of such Preference Shares.

                       (n)           This Agreement has been duly authorized, executed and delivered by the Company.

                       (o)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company in accordance with the terms thereof, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

                       (p)           The issue and sale of the Preference Shares, the execution and delivery of this Agreement and the Registration Rights Agreement and the compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Memorandum of Association, Bye-laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body (a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties, except in each case (other than with respect to such Memorandum of Association, Bye-laws or similar organizational documents) for such conflicts, violations, breaches or defaults which would not result in a Material Adverse Effect.

                       (q)           No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Agency (a “Governmental Authorization”) is required for the issue and sale by the Company of the Preference Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Registration Rights Agreement, except such as have been, or will have been prior to the time of execution of this Agreement obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Preference Shares by the Initial Purchasers, and the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement.

                       (r)           The subsidiaries of the Company listed on Schedule IV hereto are the only “subsidiaries” of the Company as defined in the Securities Act. All of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except for (i) a 15% ownership interest in XL Financial Assurance Ltd. that is owned by a third party and (ii) directors’ qualifying shares) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                       (s)           Prior to the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Preference Shares in violation of the Exchange Act.

                       (t)           Other than as set forth in the Pricing Disclosure Package and the Offering Memorandum prior to the date hereof, or as encountered in the ordinary course of business in the

Company’s claims activities, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                       (u)           The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                       (v)           Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association, Bye-laws or similar organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults which would not result in a Material Adverse Effect.

                       (w)           The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Preference Shares” and “Certain Relationships and Related Transactions”, insofar as they purport to constitute a summary of the terms of the Preference Shares and the other documents described therein, and the statements set forth in the Pricing Disclosure Package and the Offering Memorandum and under the captions “Certain Tax Considerations” and “Business—Regulation” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects.

                       (x)           The Company is not and, after giving effect to the offering and sale of the Preference Shares will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

                       (y)           PricewaterhouseCoopers LLP, who have certified the financial statements of the Company that is included (or incorporated by reference) in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

                       (z)           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Initial Purchasers of the Preference Shares or (B) the sale or delivery outside Bermuda by the Initial Purchaser of the Preference Shares to the initial purchasers thereof, other than as described in the opinion of Conyers Dill & Pearman delivered pursuant to Section 7(d) of this Agreement.

                       (aa)       The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (bb)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

                       (cc)      The Exchange Preference Shares have been duly and validly authorized by the Company and if and when issued and authenticated and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                       (dd)      There are no legal or governmental proceedings or contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or, in the case of documents, would be required to be filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described in the Pricing Disclosure Package.

                       (ee)      Neither the Company nor any other person acting on behalf of the Company has sold or issued any securities that would be integrated with the offering of the Preference Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Preference Shares or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Preference Shares has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Preference Shares in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

                         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Preference Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          3.           Purchase of the Preference Shares by the Initial Purchasers, Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.00% of the liquidation preference, the number of Preference Shares set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

                       (b)           Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Preference Shares for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Preference Shares; (ii) is purchasing the Preference Shares pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Preference Shares only from, and will offer to sell the Preference Shares only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iv) will not offer or sell the Preference Shares, nor has it offered or sold the Preference Shares by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Preference Shares. The Initial Purchasers have advised the Company that they will offer the Preference Shares to Eligible Purchasers at a purchase price of 100.00% of the liquidation preference. Such price may be changed by the Initial Purchasers at any time without notice.

                       (c)           Such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Preference Shares, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Preference Shares other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free

Writing Offering Document listed on Schedule III hereto, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Preference Shares and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

                         Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(b) through 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consents to such reliance.

          4.           Delivery of the Preference Shares and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Preference Shares shall be made at the office of Simpson Thacher & Bartlett LLP, at 9:00 A.M., New York City time, on April 5, 2007 (the “Closing Date”). The place of closing for the Preference Shares and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

                         The Preference Shares will be delivered to the Initial Purchasers, and deposited with The Depository Trust Company (“DTC”) or its designated custodian, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Preference Shares to the account of the Initial Purchasers at DTC. The Preference Shares will be evidenced by one or more global securities (the “Global Preference Shares”) and will be registered in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Preference Shares to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                         On the Closing Date, the Company shall pay Lehman Brothers Inc. a $250,000 structuring fee, either by wire transfer of immediately available funds to an account with a bank, the account number and the ABA number for such bank to be provided by Lehman Brothers Inc. to the Company at least two business days in advance of the Closing Date, or by such other manner of payment as may be agreed by Company and Lehman Brothers Inc.

          5.           Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

                       (a)           The Company will promptly furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

                       (b)           The Company will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

                       (c)           The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Preference Shares are offered by the Initial Purchasers and by all dealers to whom Preference Shares may be sold, in connection with the offering and sale of the Preference Shares.

                       (d)           If, at any time prior to completion of the distribution of the Preference Shares by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                       (e)           The Company will not make any offer to sell or solicitation of an offer to buy the Preference Shares that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document and prior to completion of the distribution of the Preference Shares by the Initial Purchasers to Eligible Purchasers, any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

                       (f)           Promptly from time to time to take such action as the Initial Purchasers may reasonably request to cooperate with the Initial Purchasers and their counsel to qualify the Preference Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preference Shares; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject or (iv) make any changes to its certificate of incorporation, bye-laws or other organization documents.

                       (g)           For a period commencing on the date hereof and ending on the 10th day after the date of the Offering Memorandum, the Company agrees not to, directly or indirectly, (1) offer for sale, sell, or otherwise dispose of any Preference Shares or any securities substantially similar to the Preference Shares or securities convertible into or exchangeable for such Preference Shares, or sell or grant options, rights or warrants with respect to such Preference Shares or securities convertible into or exchangeable for such Preference Shares of the Company, (2) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Preference Shares or any security substantially similar to the Preference Shares or securities convertible, exercisable or exchangeable into Preference Shares or (3) publicly announce an offering of any preference securities of the Company substantially similar to the Preference Shares or securities convertible or exchangeable into such Preference Shares, in each case without the prior written consent of the Representatives, on behalf of the Initial Purchasers.

                       (h)           The Company will furnish to the holders of the Preference Shares as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 5(h).

                       (i)           The Company will apply the net proceeds from the sale of the Preference Shares to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption “Use of Proceeds.”

                       (j)           The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Preference Shares.

                       (k)           The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Preference Shares that have been acquired by any of them, except for Preference Shares purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

                       (l)           The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Preference Shares in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Preference Shares.

                       (m)           The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Preference Shares.

          6.           Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto prepared by or on behalf of the Company (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (iii) the issuance and delivery by the Company of the Preference Shares and any taxes payable in connection therewith; (iv) the qualification of the Preference Shares and Exchange Preference Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vi) the preparation of certificates for the Preference Shares (including, without limitation, printing and engraving thereof); (vii) the approval of the Preference Shares by DTC for “book-entry” transfer (including fees and expenses of counsel); (viii) the rating of the Preference Shares and the Exchange Preference Shares; (ix) the obligations of the Transfer Agent, any agent of the Transfer Agent and the counsel for the Transfer Agent in connection with the Preference Shares and the Exchange Preference Shares; (x) the performance by the Company of its other obligations under this Agreement; and (xi) all expenses associated with any electronic road show. It is understood, however, that, except as provided in this Section, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Preference Shares by them, and any advertising expenses connected with any offers they may make.

          7.           Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                       (a)           The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.

                       (b)           Cahill Gordon & Reindell LLP, shall have furnished to the Initial Purchasers its written opinion, as United States counsel to the Company addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-1 hereto.

                       (c)           Conyers Dill & Pearman shall have furnished to the Initial Purchasers its written opinion, as Bermuda counsel to the Company addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B-2 hereto.

                       (d)           Susan Comparato, General Counsel of XL Capital Assurance Inc., shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, substantially in the form of Exhibit B-3 hereto.

                       (e)           The Initial Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Preference Shares, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                       (f)           Concurrently with the execution of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, who has certified the consolidated financial statements of the Company that are included in the Pricing Disclosure Package or in the Offering Memorandum, shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you.

                       (g)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the share capital (other than changes resulting from the exercise of options or the conversion of warrants or securities which were outstanding as of such date, or from the exercise of options granted after such date in the ordinary course of business or from repurchases of securities) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Preference Shares on the terms and in the manner contemplated in the Offering Memorandum.

                       (h)           The Company shall have furnished or caused to be furnished to you on the Closing Date certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (g) and (i) of this Section and as to such other matters as you may reasonably request.

                       (i)           Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

                       (j)           The Company shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                       (k)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York or Bermuda declared by the relevant authority or a material disruption in commercial banking or securities settlement or clearance services in the United States or any other relevant jurisdiction; (iv) the outbreak or escalation of hostilities involving the United States or Bermuda or the declaration by the United States or Bermuda of a national emergency or war if the effect of any such event specified in this clause (iv) in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Preference Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum; (v) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Preference Shares or the transfer thereof or the imposition of exchange controls by the United States or Bermuda; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or currency exchange rates or controls in the United States or Bermuda or elsewhere, if the effect of any such event specified in this clause in your judgment is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Preference Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          8.           Indemnification and Contribution.

                       (a)           The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, any Free Writing Offering Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal expenses of one counsel (in addition to any local counsel) engaged reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, or any Free Writing Offering Document, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Lehman Brothers Inc. expressly for use therein.

                       (b)           Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, or any Free Writing Offering Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement thereto, or any Free Writing Offering Document, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Lehman Brothers Inc. expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, including the reasonable fees and expenses of one counsel (in addition to any applicable local counsel).

                       (c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                       (d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Preference Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total purchasing discounts and commissions received by the Initial Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Preference Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

                       (e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 9 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9.           Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Preference Shares that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the number of Preference Shares set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of Preference Shares set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Preference Shares on the Closing Date if the aggregate principal amount of Preference Shares that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of Preference Shares to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Preference Shares that it agreed to purchase on the Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Preference Shares to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Preference Shares that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Preference Shares that a defaulting Initial Purchaser agreed but failed to purchase.

                         Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Preference Shares of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.

          10.         Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Preference Shares if, prior to that time, any of the events described in Sections 7(j), (l) or (n) shall have occurred or if the Initial Purchasers shall decline to purchase the Preference Shares for any reason permitted under this Agreement.

          11.         Reimbursement of Initial Purchasers’ Expenses. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Initial Purchasers except as provided in Sections 6, 8 and 15 hereof; but, if for any other reason, any Preference Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchasers through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Preference Shares not so delivered, but the Company shall then be under no further liability to any Initial Purchasers except as provided in Sections 6, 8 and 15 hereof.

          12.         Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                       (a)           if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets, Financial Institutions Group (Fax: 646-834-8133) with a copy to the General Counsel at the above address and Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Lee Meyerson, Esq. (Fax: 212-455-2502), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

                       (b)           if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Security Capital Assurance Ltd, One Bermudiana Road,

Hamilton HM 11, Bermuda, Attention: Kirstin Romann Gould (Fax: 441-295-2840), with a copy to Michael A. Becker Cahill Gordon & Reindell LLP, Eighty Pine Street, New York, New York 10005, Attention: Michael A. Becker (Fax: 212-328-2165).

          13.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14.         Submission to Jurisdiction. The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Initial Purchaser or by any person who controls any Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal district court for the Southern District of New York and the New York County Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in the federal district court for the Southern District of New York and the New York County Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

          15.         Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Initial Purchaser is able to purchase United States dollars with the amount of judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

          16.         Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Preference Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          17.         Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

          18.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          19.         No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Preference Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchasers has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Initial Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          20.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          21.         Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                         If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SECURITY CAPITAL ASSURANCE LTD

By	/s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title: Secretary

Accepted:

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC

By LEHMAN BROTHERS INC., as Authorized Representative

By	/s/ William Gartland
Name: William Gartland
Title: Managing Director

SCHEDULE I

Number of
Preference
Shares
to be
Initial Purchasers	Purchased
Lehman Brothers Inc	87,250
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	52,000
Wachovia Capital Markets, LLC	52,000
Citigroup Global Markets Inc	10,313
Goldman, Sachs & Co	10,313
J.P. Morgan Securities Inc	10,312
UBS Securities LLC	10,312
Banc of America Securities LLC	2,500
Calyon Securities (USA) Inc	2,500
Deutsche Bank Securities Inc	2,500
Fox-Pitt, Kelton Incorporated	2,500
HSBC Securities (USA) Inc	2,500
Keefe, Bruyette & Woods, Inc	2,500
William Blair & Company, L.L.C	2,500
Total	250,000

SCHEDULE II

SECURITY CAPITAL ASSURANCE LTD

Pricing Term Sheet dated March 29, 2007

250,000 Fixed/Floating Series A Perpetual Non-Cumulative Preference Shares

Issuer:	Security Capital Assurance Ltd

Issuance Format:	144A and Regulation S with registration rights as set forth
in the Preliminary Offering Memorandum

Security Type:	Fixed/Floating Series A Perpetual Non-Cumulative
Preference Shares (the “Preference Shares”)

Number of Series A Preference Shares:	250,000

Liquidation Preference:	$1,000

Pricing Date:	March 29, 2007

Settlement Date:	April 5, 2007 (T+5)

Maturity:	Perpetual

No Listing:	Notwithstanding disclosure in Preliminary Offering
Memorandum, the Issuer does not intend to list the
Preference Shares on the New York Stock Exchange at
issuance or upon future registration. Accordingly,
dividends paid on the Preference Shares to U.S. holders
who are individuals will not be eligible for reduced tax
rates as "qualified dividend income." In addition, the
Issuer will not be required to pay additional non-
cumulative dividends to the holders of Preference Shares
for failure to list on the New York Stock Exchange in
connection with a registered exchange offer.

Dividend Rate During Fixed Rate Period:	6.88% on the liquidation preference per share up to but
excluding the September 30, 2017 dividend payment date,
payable on a non-cumulative basis

Dividend Rate During Floating Rate Period:	Commencing on September 30, 2017, dividends will be
payable on a non-cumulative basis at a floating annual rate, reset quarterly, equal to 3-month LIBOR plus 2.715% on
the liquidation preference per share

First Dividend Payment Date:	September 30, 2007

Dividend Payment Dates:	Dividends are payable semi-annually during the Fixed Rate
Period on March 31 and September 30, and quarterly
during the Floating Rate Period, on March 31, June 30,
September 30 and December 31

II-1

Price to Public:	100.00% of the liquidation preference

Purchase Price by Initial Purchasers:	99.00% of the liquidation preference

Treasury Benchmark:	4.625% due February 15, 2017

Benchmark Yield:	4.63%

Spread to Benchmark Treasury:	Plus 225 basis points

Reoffer Yield:	6.88%

Mandatory Call:	None

Par Call:	At any time on and after September 30, 2017 at 100% of
the liquidation preference plus declared and unpaid
dividends

Submission of Shareholder Proposal Call:	At any time prior to September 30, 2017 at Make Whole
plus declared and unpaid dividends

Change in Tax Law Call:	At any time at Make Whole plus declared and unpaid
dividends

Rating Agency Event Call:	At any time at Make Whole plus declared and unpaid
dividends

Make Whole:	Greater of (i) aggregate liquidation preference and (ii) sum of present values of aggregate liquidation preference and
remaining scheduled payments of dividends up to but
excluding September 30, 2017 discounted to the
redemption date on a semi-annual basis at the treasury rate
plus 50 basis points

144A CUSIP / ISIN Number:	81413U AA2 / US81413UAA25
Regulation S CUSIP / ISIN Number:	U81394 AA3 / USU81394AA39

Expected Credit Ratings*
Moody’s Investor’s Services, Inc.:	A2 (Stable)
Standard & Poor’s Rating Services:	A (Stable)
Fitch, Inc.:	AA- (Stable)

Representatives:
          Lehman Brothers Inc. (Sole Structuring Advisor and Joint Book-runner)
          Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Book-runner)
          Wachovia Capital Markets, LLC (Joint Book-runner)

Senior Co-Managers:
          Citigroup Global Markets Inc.
          Goldman, Sachs & Co.
          J.P. Morgan Securities Inc.
          UBS Securities LLC

Co-Managers:

          Banc of America Securities LLC
          Calyon Securities (USA) Inc.
          Deutsche Bank Securities Inc.
          Fox-Pitt, Kelton Incorporated
          HSBC Securities (USA) Inc.
          Keefe, Bruyette & Woods, Inc.
          William Blair & Company, L.L.C.

* A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

THE PREFERENCE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE PREFERENCE SHARES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE SECURITIES LAWS. ACCORDINGLY, THE PREFERENCE SHARES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS UNDER RULE 144A AND TO ELIGIBLE PURCHASERS PURSUANT TO REGULATION S.

SCHEDULE III

1.           Term sheet containing the terms of the securities, substantially in the form of Schedule II.

III-1

SCHEDULE IV

Subsidiaries

SCA Bermuda Administrative Ltd

XL Financial Assurance Ltd.

SCA Holdings US Inc.

SCA Administrative Holdings US Inc.

XL Financial Administrative Services

XL Portfolio Advisors Inc.

XLCA Admin LLC

XLCDS LLC

XL Capital Assurance Inc.

XL Capital Assurance (U.K.) Limited

IV-1

Exhibit A

Form of Registration Rights Agreement

A-1

Exhibit B-1

Cahill Gordon & Reindell LLP Form of Opinion

          1.           Insofar as the laws of the State of New York are applicable thereto, the Purchase Agreement has been duly executed and delivered by the Company.

          2.           Insofar as the laws of the State of New York are applicable thereto, the Registration Rights Agreement has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) rights to indemnity and contribution may be limited by applicable securities laws and public policy and (iii) the enforceability of provisions imposing liquidated damages, penalties or an increase in dividend rate upon the occurrence of certain events.

          3.           The statements set forth in the Offering Memorandum under the heading “Description of the Preference Shares,” to the extent that they purport to summarize the terms of the Preference Shares, are fair and accurate in all material respects.

          4.           To our knowledge, the issuance and sale of the Preference Shares, the execution, delivery and performance by the Company of the Transaction Documents and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation by the Company of the transactions contemplated therein to be performed by it do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “10-K”) filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          5.           To our knowledge, the issuance and sale of the Preference Shares, the execution, delivery and performance by the Company of the Transaction Documents and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation by the Company of the transactions contemplated therein to be performed by it do not (A) require any consent, approval, authorization or other order of any United States federal or State of New York court or governmental body or agency (except such as may be required under the state securities or Blue Sky laws) or (B) violate or conflict with the terms, conditions or provisions of the Memorandum of Association or other organizational documents of the Company or any applicable law, rule or administrative regulation of the United States or the State of New York, or any order or administrative or court decree of any United States or State of New York governmental body or agency or court of which we have knowledge (except we have not been requested to and do not express any opinion as to any state securities or Blue Sky laws).

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          6.           To our knowledge, other than as set forth in the 10-K, the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be disclosed in the Preliminary Offering Memorandum or the Final Offering Memorandum and are not so disclosed.

          7.           Each of the subsidiaries of the Company listed on Schedule A-1 hereto is an existing corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

          8.           Each of the subsidiaries of the Company listed on Schedule A-2 hereto is an existing corporation in good standing under the laws of the State of New York, with the corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

          9.           To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned by such persons in the Preliminary Offering Memorandum and the Final Offering Memorandum.

          10.         Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, to our knowledge, there are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the Company’s capital stock pursuant to the Company’s Memorandum of Association or any agreement or other instrument.

          11.         The Company is not and will not become, as a result of the offering and sale of the Preference Shares, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

          12.         The statements set forth in the Offering Memorandum under the caption “Certain Tax Considerations—United States Taxation”, insofar as they purport to describe the provisions of the federal income tax laws of the United States of America referred to therein, fairly describe such provisions in all material respects.

          13.         To our knowledge, the Company is not in violation of the Memorandum of Association and Bye-laws of the Company which could have a Material Adverse Effect.

          14.         Assuming, without independent investigation, (a) that the Preference Shares are sold to the Initial Purchasers and initially resold by the Initial Purchasers in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement and the Offering Memorandum, (b) the accuracy as to factual matters of the representations and warranties of the Company set forth in the Purchase Agreement and in the certificates delivered by officers of the Company pursuant to the Purchase Agreement, (c) the accuracy of the representations and warranties of each of the several Initial Purchasers set forth in Section 2 of the Purchase Agreement, (d) the due performance by the Company and each Initial Purchaser of the covenants

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and agreements set forth in the Purchase Agreement and (e) the compliance by each Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, it is not necessary in connection with the issuance and sale to you of the Preference Shares by the Company under the circumstances contemplated by the Purchase Agreement or in connection with the initial resale of the Preference Shares by the Initial Purchasers in accordance with the offering and transfer procedures and restrictions described in the Offering Memorandum and in the Purchase Agreement, to register any of the Preference Shares under the Securities Act of 1933, as amended (the “Act”) (it being understood that no opinion is expressed as to any subsequent resale of the Preference Shares).

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Cahill Gordon & Reindell LLP Form of Negative Assurance Letter

                         We have participated in conferences with representatives of the Company, representatives of Bermudian counsel to the Company, officers and other representatives of the Initial Purchasers, representatives of counsel to the Initial Purchasers, and representatives of the independent public accountants of the Company and its subsidiaries at which conferences the contents of the Offering Memorandum and the documents and other information described on Schedule A hereto (the “General Disclosure Package”) and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Offering Memorandum and the General Disclosure Package, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the General Disclosure Package and have made no independent check or verification thereof (except to the extent provided in paragraphs 3 and 12 of our opinion of even date herewith). On the basis of the foregoing, no facts have come to our attention that would lead us to believe (i) that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) that the General Disclosure Package, as of the Applicable Time (as defined in the Purchase Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood, in each case, that we have not been requested to and do not express any comment with respect to the financial statements and the notes thereto and the other financial data included in the Offering Memorandum or the General Disclosure Package).

1

Exhibit B-2

Conyers, Dill & Pearman Form of Opinion

1.

Each of the Company, XLFA and SCABA is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

The authorized share capital of the Company is US$5,000,000 divided into 500,000,000 shares of par value US$0.01. Based solely on a review of a certified copy of the Registrar of Members of the Company dated [_____] 2007, all of the issued shares of the Company on [_____] 2007 have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and are registered in the name of XL Insurance (Bermuda) Ltd. When issued and paid for in accordance with the Documents, the Preference Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights.

3.

The authorized share capital of XLFA is US$2,400,000. Based solely on a review of a certified copy of the Registrar of Members of XLFA dated [_____] 2007, all of the issued shares of XLFA on that date have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and are registered in the name of the following:

Security Capital Assurance Ltd - 2,449 common shares par value US$120.00
  Financial Security Assurance Inc. - 150 preference shares par value US$120.00
Financial Security Assurance International Ltd. - 213 preference shares par value US$120

Based solely on a review of the Bye-laws and Memorandum of Association of XLFA as at [      ], 2007, certified by the Secretary of XLFA on [      ], 2007 and the Bermuda Companies Act 1981 none of the issued shares of XLFA were issued in violation of any pre-emptive or other similar rights under Bermuda law.

4.

The authorized share capital of SCABA is US$12,000. Based solely on a review of a certified copy of the Registrar of Members of SCABA dated [_____] 2007, all of the issued shares of SCABA on that date have been duly authorized and validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holder thereof in connection with the issue thereof) and are registered in the name of the Company. Based solely on a review of the Bye-laws and Memorandum of Association of SCABA as at [_____] 2007, certified by the Secretary of SCABA on [_____] 2007 and the Bermuda Companies Act 1981 none of the issued shares of SCABA were issued in violation of any pre-emptive or other similar rights under Bermuda law.

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5.

The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Documents and the necessary corporate power to conduct its business as described under the captions "Business" in the Form 10-K and "Summary – Security Capital Assurance Ltd" in the Offering Memorandum. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the Constitutional Documents nor any applicable law, regulation, order or decree of Bermuda.

6.

XLFA has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on its business as described under the captions "Business" in the Form 10-K and "Summary – Security Capital Assurance Ltd" in the Offering Memorandum, and was registered as a Class 3 insurer in terms of the Insurance Act 1978 effective 3 November 1998 and is authorized to carry on business in that capacity subject to the provisions of the Insurance Act 1978 and the regulations promulgated thereunder, and the conditions set out in Schedule I to the Certificate of Registration, issued by the Registrar of Companies to XLFA, dated 26 November 1998. A copy of the said Certificate of Registration, together with the said Schedule I, is attached as Exhibit A to this opinion.

7.

The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

8.

No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents, except such as have been duly obtained or filed in accordance with Bermuda law.

9.

It is not necessary or desirable to ensure the enforceability in Bermuda of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that any of the Documents create a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $515 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation). As the Documents are governed by the Foreign Laws, the

2

question of whether they create such an interest in property would be determined under the Foreign Laws.

10.

The procedure for the service of process on the Company through CT Corporation System in New York, New York, United States of America, acting as agent for the Company, as set out in Section 14 of the Purchase Agreement and Section 10(h) of the Registration Rights Agreement would be effective, in so far as Bermuda law is concerned, to constitute valid service of the proceedings on the Company.

11.	There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents.

12.

The Documents will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Documents, other than as stated in paragraph 9 hereof.

13.

The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction.

14.

The Company is not entitled to any immunity under the laws of Bermuda, whether characterized as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

15.

Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at [_____] am on [_____], 2007 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

16.

The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in the Documents to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

17.

The Initial Purchasers will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Documents by the Initial Purchasers.

18.	The Initial Purchasers have standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of the Documents. It is not necessary

3

or advisable in order for the Initial Purchasers to enforce their rights under the Documents, including the exercise of remedies thereunder, that they be licensed, qualified or otherwise entitled to carry on business in Bermuda.

19.

The consummation of the transactions contemplated by the Documents (including but not limited to the issue and sale of the Preference Shares by the Company and any actions taken pursuant to the indemnification and contribution provisions contained in the Purchase Agreement or the Registration Rights Agreement) will not, subject to Section 39A(2A) of the Act, constitute unlawful financial assistance by the Company under Bermuda law.

20.

The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justices of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts and (f) there is due compliance with the correct procedures under the laws of Bermuda.

21.

Based solely upon a review of the register of members of the Company dated [_____] 2007, prepared by the Secretary, the issued share capital of the Company consists of [_____] common shares par value US$0.01 and 250,000 Preference Shares, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

22.

The statements contained in the Offering Memorandum under the captions "Description of the Preference Shares", "Certain Tax Considerations–Bermuda Taxation" and "Risk Factors–We may not be able to pay dividends on the Preference Shares or redeem the Preference Shares because of limitations imposed by Bermuda law", to the extent that they constitute statements of Bermuda law, are accurate in all material respects. The statements contained in the Form 10-K under the caption "Business–Regulation– Bermuda", to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

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Exhibit B-3

Susan Comparato Form of Opinion

          1.           The statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference in the Offering Memorandum, under the caption “Business—Regulation—United States,” insofar as they purport to summarize applicable provisions of the New York Insurance Law and certain state insurance laws referred to therein, fairly describe such provisions in all material respects.

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